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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 21, 2001


                             SCHOOL SPECIALTY, INC.
                             ----------------------
             (Exact name of registrant as specified in its Charter)



   Wisconsin                       000-24385                   39-0971239
(State or other                   -----------                 (IRS Employer
jurisdiction of                   (Commission               Identification No.)
incorporation)                    File Number)




              W6316 Design Drive
             Greenville, Wisconsin                            54942
          ----------------------------                        -----
    (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:  (920) 734-5712

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     Item 2. Acquisition or Disposition of Assets
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     On December 21, 2001, School Specialty, Inc., (the "Company") acquired all of the issued and outstanding shares of capital stock of Premier Agendas, Inc. ("PSA") and Premier School Agendas Ltd., Agenda Scolaire Premier Ltee. ("PSA Canada"), together (the "Transaction"). Franklin Covey Co. owned all of the issued and outstanding shares of PSA, and Franklin Covey Canada, Ltd. owned all of the issued and outstanding shares of PSA Canada, prior to this Transaction. The assets acquired included inventory, accounts receivable, and property and equipment. The assets had been and will be used primarily to produce and market student agendas to schools in the United States and Canada. The Company intends to continue using the acquired assets for substantially the same purpose. The purchase price, which is subject to adjustment, was approximately $152.5 million in cash, paid at closing, and is subject to additional consideration in the form of a six-month interest bearing note, not to exceed $12.9 million. This additional consideration will be based on working capital as of the closing date. The purchase price was based on the Company's evaluation of the financial condition, business operations and prospects of the business and was negotiated in an arms-length transaction among unrelated and unaffiliated parties. The acquisition was funded by the Company through available cash and borrowings under its existing credit facility.

     Item 7. Financial Statements and Exhibits.
             ---------------------------------

     (a)  Financial Statements. It is impractical to provide the required
          --------------------
          financial statements at this time. The requested financial statements will be filed as soon as practical, but not later than March 5, 2002.

     (b)  Pro Forma Financial Statements. It is impractical to provide the
          ------------------------------
          required pro forma financial statements at this time. The required pro forma financial information will be filed as soon as practical, but not later than March 5, 2002.

     (c)  The following exhibits are filed with this report:

          Exhibit No.   Description
          -----------   -----------
            2.1(a)      Purchase Agreement by and among Franklin Covey Co.,
                        Franklin Covey Canada Ltd., School Specialty, Inc., and
                        3956831 Canada Inc., dated November 13, 2001. (Exhibits and Schedules have been omitted based on Rule 601(b)(2) of Regulation S-K. Such Exhibits and Schedules are described in the Agreement. The registrant hereby agrees to furnish to the Commission upon its request, any or all of such omitted Exhibits or Schedules).

            2.1(b) Amendment to Purchase Agreement by and among Franklin Covey Co., Franklin Covey Canada Ltd., School Specialty, Inc., and 3956831 Canada Inc., dated December 21, 2001. (Exhibits and Schedules have been omitted based on Rule 601(b)(2) of Regulation S-K. Such Exhibits and Schedules are described in the Agreement. The registrant hereby agrees to furnish to the Commission upon its request, any or all of such omitted Exhibits or Schedules).

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               SCHOOL SPECIALTY, INC.
                               (Registrant)



          January 4, 2002         /s/ Daniel P. Spalding
          ---------------      -------------------------------------------------
          Date                 Daniel P. Spalding
                               Chairman of the Board, Chief Executive Officer
                               (Principal Executive Officer)


          January 4, 2002         /s/ Mary M. Kabacinski
          ---------------      -------------------------------------------------
          Date                 Mary M. Kabacinski
                               Executive Vice President, Chief Financial Officer
                              (Principal Financial and Accounting Officer)

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                                  EXHIBIT INDEX

          Exhibit No.   Description
          ----------    -----------
             2.1(a)     Purchase Agreement by and among Franklin Covey Co.,
                        Franklin Covey Canada Ltd., School Specialty, Inc., and
                        3956831 Canada Inc., dated November 13, 2001. (Exhibits and Schedules have been omitted based on Rule 601(b)(2) of Regulation S-K. Such Exhibits and Schedules are described in the Agreement. The registrant hereby agrees to furnish to the Commission upon its request, any or all of such omitted Exhibits or Schedules).

             2.1(b) Amendment to Purchase Agreement by and among Franklin Covey Co., Franklin Covey Canada Ltd., School Specialty, Inc., and 3956831 Canada Inc., dated December 21, 2001. (Exhibits and Schedules have been omitted based on Rule 601(b)(2) of Regulation S-K. Such Exhibits and Schedules are described in the Agreement. The registrant hereby agrees to furnish to the Commission upon its request, any or all of such omitted Exhibits or Schedules).

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